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                                                                    Exhibit 4.25
                             CERTIFICATE OF TRUST OF
                          REPUBLIC NEW YORK CAPITAL IV


THIS CERTIFICATE OF TRUST of Republic New York Capital IV (the "Trust"), dated as of November 18, 1997, is being duly executed and filed by Bankers Trust (Delaware), a Delaware banking corporation, as trustee, Thomas F. Robards, an individual, as trustee and Stephen Saali, an individual, as trustee to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.).

      1. Name. The name of the business trust formed hereby is Republic New York Capital IV.

      2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are as follows: Bankers Trust (Delaware), 1011 Centre Road, Suite 200, Wilmington, DE 19805-1266.

      3. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of State.

      4. Duration. The Trust created hereby shall terminate on November 18,
2051.

      IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first written above.

                                          BANKERS TRUST (DELAWARE),
                                          not in its individual capacity but
                                          solely as trustee


                                          By: /s/ M. Lisa Wilkins
                                             ------------------------------
                                             Name:  M. Lisa Wilkins
                                             Title: Assistant Secretary

                                          THOMAS F. ROBARDS, not in his
                                          individual capacity but solely as
                                          trustee


                                               /s/ Thomas F. Robards
                                          ---------------------------------

                                          STEPHEN J. SAALI, not in his
                                          individual capacity but solely as
                                          trustee


                                               /s/ Stephen J. Saali
                                          ---------------------------------